UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT

PURSUANT TO SECTION 13 OR 15(d) OF

THE SECURITIES EXCHANGE ACT OF 1934

Date of Report (Date of earliest event reported): March 4, 2015

NORTHWEST BANCSHARES, INC.

(Exact Name of Registrant as Specified in its Charter)

Maryland	001-34582	27-0950358
(State or Other Jurisdiction of Incorporation)	(Commission File No.)	(I.R.S. Employer Identification No.)

100 Liberty Street, Warren, Pennsylvania	16365
(Address of Principal Executive Offices)	(Zip Code)

Registrant’s telephone number, including area code:   (814) 726-2140

Not Applicable

(Former Name or Former Address, if Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐            Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐            Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐            Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐            Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.02.                                        Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

(e)           Employment Agreements and Change in Control Agreements With Named Executive Officers.  On March 4, 2015, Northwest Bank (the “Bank”), a wholly-owned subsidiary of Northwest Bancshares, Inc. (the “Company”), entered into new employment agreements (the “Employment Agreements”) with William J. Wagner, Chairman of the Board, President and Chief Executive Officer, William W. Harvey, Jr., Senior Executive Vice President and Chief Financial Officer, and Steven G. Fisher, Senior Executive Vice President, Chief Revenue Officer.  The new Employment Agreements replace existing employment agreements.  The term of each agreement is 24 months.  The Employment Agreements will be extended on each November 1 for a period of one year unless terminated as provided in the agreement.

Under the Employment Agreements, Messrs. Wagner, Harvey, and Fisher are entitled to base salaries of $628,175, $329,075 and $329,075 respectively.  The Employment Agreements provide for participation in company-wide employee benefit plans and in executive incentive and benefit plans.  Messrs. Wagner, Harvey and Fisher may each terminate his employment for “good reason,” which includes (i) any reduction in base salary or benefits; (ii) change in function, duties, or responsibilities, which would cause the executive’s position to become one of lesser responsibility, importance, or scope; (iii) relocation of the executive’s principal place of employment by more than 30 miles from its location on March 4, 2015; (iv) liquidation or dissolution of the Bank or Company; or (v) a material breach of the Employment Agreement by the Company or the Bank.  In addition, Mr. Wagner would have “good reason” to terminate his employment due to a failure to elect or reelect or to appoint or reappoint him as Chairman, President, Chief Executive Officer and a director of the Bank, or the Company, or failure to nominate him as a director of the Company.

In the event the Employment Agreement is terminated for good reason or in the event the Company or the Bank terminates the employment of Messrs. Wagner, Harvey or Fisher for any reason other “cause” (as defined in the agreement), each of them will be entitled to receive a cash lump sum equal to three times their respective base salary plus three times their highest bonus during the prior 36 months, paid within 30 days after their termination of employment, unless a six month delay in the payments is required to comply with Section 409A of the Internal Revenue Code of 1986, as amended (“Code”).  In addition, the Bank will continue to provide nontaxable medical and dental benefits for the executive and his eligible dependents for three years.  All severance payments are contingent upon the executive signing, and not revoking a release of all claims against the Company and the Bank. In the event of termination due to disability, the Bank will pay Messrs. Wagner, Harvey and Fisher an amount equal to the difference between benefits provided under the Bank’s disability plan and the amount of the executive’s base salary for the longer of the remaining term of the Employment Agreement, or one year following the termination of his employment due to disability.  In the event of death during the term of the Employment Agreement, the Bank will pay the estate of Messrs. Wagner, Harvey and Fisher his base salary for a period of one year, and will continue to provide nontaxable medical and dental benefits for his eligible dependents for three years. In the event of termination of employment of Messrs. Wagner, Harvey or Fisher (other than due to a change in control), each of them are prohibited from competing with the Company or the Bank within 50 miles of the executive’s principal place of employment for one year following termination of employment.

On March 4, 2015, the Bank and the Company also entered into Change in Control Agreements (“Change in Control Agreements”) with Michael G. Smelko, Executive Vice President-Chief Credit Officer and David E. Westerburg, Executive Vice President-Chief Operations Officer.  Mr. Smelko’s Change in Control Agreement replaces his prior employment agreement and Mr. Westerburg’s Change in Control Agreement replaces his prior change in control agreement.  The term of each agreement is 12 months.  The Change in Control Agreements will be extended on each November 1 for a period of one year unless terminated as provided in the agreement.

Under the Change in Control Agreements, Messrs. Smelko and Westerburg are entitled to base salaries of $203,475 and $212,700, respectively.  Within 24 months after a change in control (as defined in the agreements), if Messrs. Smelko or Westerburg terminates employment for “good reason” (as described above) or if the Bank or the Company terminates their employment for any reason other than cause (as defined in the agreements), each of them is entitled to receive a cash lump sum equal to three times their respective base salary plus three  times their highest bonus during the prior 36 months, paid within 30 days after their termination of employment, unless a six month delay in the payments is required to comply with Code Section 409A. In addition, the Bank will continue to provide nontaxable medical and dental benefits for the executive and his eligible dependents for three years. In the event of termination due to disability (with or without a change in control), the Bank will pay Messrs. Smelko and Westerburg an amount equal to the difference between benefits provided under the Bank’s disability plan and the amount of the executive’s base salary for the longer of the remaining term of the agreement, or one year following the termination of his employment due to disability.  In the event of death during the term of the agreement (with or without a change in control), the Bank will pay the estate of Messrs. Smelko and Westerburg his base salary for a period of one year, and will continue to provide nontaxable medical and dental benefits for his eligible dependents for three years.

Item 9.01.             Financial Statements and Exhibits

(a)	Financial statements of businesses acquired. Not Applicable.

(b)	Pro forma financial information. Not Applicable.

(c)	Shell company transactions: Not Applicable.

(d)	Exhibits.

Exhibit No.	Description

10.1	Employment Agreement between Northwest Bank and Northwest Bancshares, Inc. and William J. Wagner

10.2	Employment Agreement between Northwest Bank and Northwest Bancshares, Inc. and William W. Harvey, Jr.

10.3	Employment Agreement between Northwest Bank and Northwest Bancshares, Inc. and Steven G. Fisher

10.4	Change in Control Agreement between Northwest Bank and Northwest Bancshares, Inc. and Michael G. Smelko

10.5	Change in Control Agreement between Northwest Bank and Northwest Bancshares, Inc. and David E. Westerburg

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned, hereunto duly authorized.

NORTHWEST BANCSHARES, INC.

DATE: March 9, 2015	By:	/s/ William W. Harvey, Jr.
William W. Harvey, Jr.
Chief Financial Officer

EXHIBIT INDEX

Exhibit No.	Description

10.1	Employment Agreement between Northwest Bank and Northwest Bancshares, Inc. and William J. Wagner

10.2	Employment Agreement between Northwest Bank and Northwest Bancshares, Inc. and William W. Harvey, Jr.

10.3	Employment Agreement between Northwest Bank and Northwest Bancshares, Inc. and Steven G. Fisher

10.4	Change in Control Agreement between Northwest Bank and Northwest Bancshares, Inc. and Michael G. Smelko

10.5	Change in Control Agreement between Northwest Bank and Northwest Bancshares, Inc. and David E. Westerburg